SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

September 5, 2008

Date of Report (Date of Earliest Event Reported)

HEWLETT-PACKARD COMPANY

(Exact name of registrant as specified in its charter)

DELAWARE	1-4423	94-1081436
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3000 HANOVER STREET, PALO ALTO, CA	94304
(Address of principal executive offices)	(Zip code)

(650) 857-1501

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events.

On September 5, 2008, Hewlett-Packard Company (“HP”) entered into a supplemental indenture pursuant to which HP agreed to guarantee the outstanding 7.125% Notes due 2009, 6.0% Senior Notes due 2013, Zero-Coupon Convertible Senior Notes due October 10, 2021, 3.875% Convertible Senior Notes due 2023 and 7.45% Notes due 2029 (collectively, the “Debt Securities”) issued by Electronic Data Systems, LLC (formerly known as Electronic Data Systems Corporation), HP’s wholly-owned subsidiary.  The supplemental indenture amends the indenture pursuant to which the Debt Securities were originally issued and provides that HP will fully and unconditionally guarantee the full and punctual payment of premium, if any, and interest on the Debt Securities when due (subject to any applicable grace period), whether at maturity, by acceleration, by redemption or otherwise.

A copy of the notice to the holders of the Debt Securities is attached hereto as Exhibit 99.1 and incorporated by reference herein.

Item 9.01.  Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
99.1

Text of the notice dated September 8, 2008, sent by Electronic Data Systems LLC to holders of its 7.125% Notes due 2009, 6.0% Senior Notes due 2013, Zero-Coupon Convertible Senior Notes due October 10, 2021, 3.875% Convertible Senior Notes due 2023 and 7.45% Notes due 2029

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEWLETT-PACKARD COMPANY

DATE: September 8, 2008	By:	/s/ Paul T. Porrini
	Name:	Paul T. Porrini
	Title:	Vice President, Deputy General Counsel and Assistant Secretary

EXHIBIT INDEX

Exhibit No.	Description
99.1

Text of the notice dated September 8, 2008, sent by Electronic Data Systems LLC to holders of its 7.125% Notes due 2009, 6.0% Senior Notes due 2013, Zero-Coupon Convertible Senior Notes due October 10, 2021, 3.875% Convertible Senior Notes due 2023 and 7.45% Notes due 2029